UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 25, 2016

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 East Colorado Blvd, Pasadena, California 91106-2375		91101
(Address of Principal Executive Offices)		(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Election of Directors

(d) Election of Directors

On February 25, 2016, the Board of Directors of Guidance Software, Inc. (“the Company”) resolved to increase the number of its members to seven (7) and appointed Mssrs. Reynolds C. Bish and Wade W. Loo to serve as directors of the Company until the next meeting of the shareholders of the Company.

Mr. Bish is a vice president of Lexmark International, Inc., and president of Lexmark Enterprise Software. He is responsible for strategy, execution and executive team leadership for Lexmark’s industry-leading enterprise software offerings.  Mr. Bish was CEO of Kofax, where he successfully sold the company to Lexmark in 2015 for over $1 billion. In 1989, he co-founded Captiva Software Corporation, which became a leading provider of input management solutions. He served as Captiva’s president and CEO until its acquisition by EMC Corporation in 2005. He then served as vice president of EMC’s Enterprise Software Group until mid-2006. Mr. Bish has served on the board of directors and as chairman of the audit committee of both Iomega Corporation (NYSE:IOM), a leading storage company acquired by EMC in 2007, and I-Many, Inc. (NASDAQ: IMAN), a leading provider of contract management software. Reynolds has also served on the board of directors of AeA — now TechAmerica and AIIM, two technology industry associations.

Mr. Loo currently serves as the audit committee chair of the Silicon Valley Community Foundation, which is the largest community foundation in the United States.  Mr. Loo was a non-executive director at Kofax Limited where he served as audit committee chair.  Mr. Loo retired from KPMG during 2010, where he worked for 30 years. He was the leader of KPMG’s Audit Committee Institute Roundtables and Audit Committee Chair Peer Exchanges in Silicon Valley, which provide audit committee chairs and members with best practice and corporate governance information.  While his recent focus was on emerging software and technology companies that are publicly held or in the process of affecting initial public offerings in the United States, Mr. Loo also has a wealth of experience in working with major public companies in international environments. As a result, he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters. Mr. Loo is also a member of the board of directors of JobTrain, a charitable organization helping people in need find meaningful jobs in the East Palo Alto, California area.

The Company and each of Mssrs. Bish and Loo have agreed to an annual retainer of $45,000 each for their respective roles as director. Pursuant to the Company’s Second Amended and Restated 2004 Equity Incentive Plan, they shall each receive restricted stock grants of: 1) 7,449 shares of restricted stock awards which shall vest equally on each of the two anniversaries of the grant date; and 2) 4,966 shares of restricted stock awards which shall vest in full on the date of the Company’s 2016 annual meeting of stockholders. In addition, the Company’s bylaws provide that on the date of the annual meeting of stockholders, each independent director who has been re-elected to office by the stockholders shall receive a number of restricted stock awards equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting.  Mssrs. Bish and Loo will each serve on the Independent Directors Committee of the Company.

A Press Release announcing the appointment of Mssrs. Bish and Loo as directors as described above is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release, dated February 25, 2016, issued by Guidance Software, Inc.

99.2	Form of Indemnification Agreement entered into with Directors of Guidance Software, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: February 25, 2016	By:	/s/ Joel B. Ginsberg
	Name:	Joel B. Ginsberg
	Title:	Deputy General Counsel

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